EXHIBIT 23.01


               [LETTERHEAD OF ARTHUR ANDERSEN LLP]


            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 12, 1998 incorporated by reference in Southern California Water Company's Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.


                                    /s/  Arthur Andersen LLP
                                   ----------------------------
                                        ARTHUR ANDERSEN LLP


Los Angeles, California
November 30, 1998